EXHIBIT 99.3



NEWS
For Immediate Release                           From MasTec, Inc.
October 10, 1997                                3155 N.W. 77th Avenue, Suite 135
                                                Miami, Florida 33122-1205
                                                Tel :    (305) 599-1800
                                                Fax :    (305) 406-1908
                                                For more information contact:
                                                Edwin D. Johnson,
                                                Chief Financial Officer
                                                ejohnson@mastec.com


                      SINTEL UNION SUSPENDS WORK STOPPAGES

MIAMI, FL - MasTec, Inc. (NYSE: MTZ) announced today that the labor unions representing the workers of Sintel, S.A., the company's Spanish subsidiary, have agreed to suspend the work stoppages at the subsidiary for 20 days and have agreed to meet with management to attempt to negotiate a new labor agreement.

Last month Sintel filed a petition with the Spanish labor authority to approve a restructuring of Sintel's work force and in response to Sintel's petition the unions commenced half day stoppages two to three days weekly. Sintel also has suspended the processing of its labor petition while it negotiates with the union.

         Opening the Lines of Communication(R) worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, serving clients throughout the United States, Latin America and Spain. For more information on MasTec, please see our Web page at http://www.mastec.com.


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